EXHIBIT 23.1

                          INDEPENDENT AUDITORS' REPORT

Deloitte & Touche LLP
Two World Financial Center
New York, New York 10281-1414
                                                                 DELOITTE
Tel: (212) 436-2000                                              & TOUCHE
Fax: (212) 436-5000
www.us.deloitte.com


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Telemundo Holdings, Inc. and subsidiaries
Hialeah, Florida

We have audited the accompanying consolidated balance sheets of Telemundo Holdings, Inc. and subsidiaries ("Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999 and for the period August 13, 1998 to December 31, 1998 and as to Telemundo Group, Inc. and subsidiaries ("Predecessor"), the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period January 1, 1998 to August 12, 1998. Our audits also included the financial statement schedule listed as Schedule II. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Telemundo Holdings, Inc. and subsidiaries as of December 31, 2000 and l999, and the results of their operations ant their cash flows for the years ended December 31, 2000 and 1999 and for the period August 13, 1998 to December 31, 1998 and as to the Predecessor, the results of their operations and their cash flows for the period January 1, 1998 to August 12, 1998, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As disclosed in Note 1 in the consolidated financial statements, in 1998 the Predecessor Company was acquired in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial statements for the period subsequent to the acquisition are presented on a different basis of accounting than those for the periods prior to the acquisition and, therefore, are not directly comparable.


/s/ DELOITTE & TOUCHE LLP

 March 12, 2001
 New York, New York
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